                                                                   Exhibit 10.22
                                                                   -------------




                     G-CSF UNITED STATES LICENSE AGREEMENT


                                by and between


                              KIRIN-AMGEN, INC.,

                           a California corporation



                                      and



                                  AMGEN INC.,

                            a Delaware corporation

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
RECITALS.                                                                      1
I.       DEFINITIONS.....................................................      2

         1.01   Incorporation by Reference...............................      2
         1.02   Territory................................................      2
         1.03   Party....................................................      2
         1.04   G-CSF....................................................      2
         1.05   G-CSF Products...........................................      2
         1.06   G-CSF Technology.........................................      2
         1.07   Subsidiary...............................................      3
         1.08   Sales Value..............................................      3

II.      GRANT OF LICENSE................................................      3

         2.01 Grant of License...........................................      3
         2.02 Rights to Sublicense.......................................      3

III.     DISCLOSURE......................................................      4

         3.01   Disclosure...............................................      4
         3.02   Confidentiality..........................................      5

IV.      ROYALTY.........................................................      7

         4.01   Royalty..................................................      7
         4.02   Sales to Subsidiaries....................................      7
         4.03   Payment of Royalties to Sloan Kettering Cancer Center....      7
         4.04   Records..................................................      7
         4.05   Terms of Accounting......................................      7
         4.06   Late Payments............................................      8
         4.07   Payments.................................................      9
         4.08   Taxes....................................................      9

V.       PATENT APPLICATIONS.............................................     10

         5.01   Patent Applications......................................     10

VI.      PATENT AND TRADE SECRET ENFORCEMENT.............................     10

         6.01   Enforcement..............................................     10
         6.02   Infringements............................................     10
         6.03   Maintenance of Action....................................     11

                                                                            Page

VII.     TERM AND TERMINATION.............................................    12

         7.01   Term......................................................    12
         7.02   Effective Date............................................    13
         7.03   Default...................................................    13
         7.04   Survival..................................................    13

VIII.    INFRINGEMENTS....................................................    14

         8.01   Infringements.............................................    14

IX.      CONSENTS AND APPROVALS...........................................    14

         9.01   Best Efforts..............................................    14

X.       NOTICE...........................................................    15

         10.01  Notices...................................................    15

XI.      MISCELLANEOUS....................................................    16

         11.01  Entire Agreement..........................................    16
         11.02  Headings..................................................    16
         11.03  Execution in Counterparts.................................    16
         11.04  Force Majeure.............................................    16
         11.05  Applicable Law............................................    17
         11.06  Assignment on Written Consent.............................    17
         11.07  Severability..............................................    17
         11.08  No Waiver.................................................    17
         11.09  Trademarks and Tradenames.................................    18
         11.10  Indemnity.................................................    18
         11.11  Other Agreements..........................................    18
         11.12  Remedies..................................................    18
         11.13  Attorneys' Fees and Costs.................................    19
         11.14  Number and Gender.........................................    19
         11.15  Agreement to Perform Necessary Acts.......................    20
         11.16  Representations...........................................    20

SIGNATURE PAGE............................................................    21

EXHIBIT "A", G-CSF

                            AMGEN/KIRIN-AMGEN, INC.
                           -----------------------

                     G-CSF UNITED STATES LICENSE AGREEMENT
                     -------------------------------------

          THIS AMGEN/KIRIN-AMGEN, INC. G-CSF UNITED STATES LICENSE AGREEMENT ("Agreement") is made and entered into this lst day of June, 1987 and is made effective as of the 1st day of July, 1986, by and between KIRIN-AMGEN, INC., a California corporation ("Company"), and AMGEN INC., a Delaware corporation ("Amgen").

                                   RECITALS

          WHEREAS, effective July 1, 1986, KIRIN BREWERY CO., LTD., a Japanese corporation ("Kirin"), and Amgen assigned all of their right, title and interest in and to the G-CSF Technology (as defined herein) to Company,

          WHEREAS, Kirin and Amgen are each being granted a license by Company for the development, manufacture and sale of G-CSF Products (as defined herein), in Japan with respect to Kirin, and in the United States with respect to Amgen,

          WHEREAS, Company now desires to more formally document the license agreements from Company to Kirin and Amgen embodied in Amendment No. 3 to the Shareholders' Agreement among Company, Kirin and Amgen dated May 11, 1984, as amended, and certain agreements among Kirin, Amgen, and Company, and

          WHEREAS, Company now desires to grant Amgen an exclusive license to further develop, manufacture, and sell G-CSF Products for the territory of the United States (as defined herein),

          NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.01   Incorporation by Reference. Unless otherwise defined herein,
                 --------------------------
capitalized terms shall have the meanings specified in that certain Company Shareholders' Agreement dated May 11, 1984, as amended ("Shareholder Agreement").

          1.02   Territory. "Territory" shall mean the territory of the United
                 ---------
States of America, its territories  and possessions.

          1.03   Party. "Party" shall mean Amgen or the Company or, when used
                 -----
in the plural, Amgen and the Company.

          1.04   G-CSF. "G-CSF" shall mean a glycoprotein molecule consisting of
                 -----
the linear array of amino acids attached as Exhibit "A" hereto or any variation thereof consisting of additions, deletions or substitutions of up to ten amino acids.

          1.05   G-CSF Products. "G-CSF Products" shall mean any product, method
                 --------------
or system for human pharmaceutical use which contains G-CSF as its single primary element.

          1.06   G-CSF Technology. "G-CSF Technology" shall mean all technical
                 ----------------
information whether tangible or intangible, including any and all data, pre-clinical and clinical results, techniques, discoveries, inventions, ideas, processes, know-how, patents, inventor's certificates, trade secrets and other proprietary information, and any physical, chemical or biological material (including cell lines) and any replication of any part of any such material.

          1.07   Subsidiary. "Subsidiary" shall mean a corporate entity more
                 ----------
than 50% of the voting stock of which is owned or controlled, directly or indirectly, by Amgen or the Company.

          1.08   Sales Value. "Sales Value" shall mean the gross amount billed
                 -----------
by Amgen and its subsidiaries, as the case may be, to customers with respect to the sale or use of G-CSF Products less (a) trade and/or quantity discounts to the extent permitted by law; (b) returns and allowances; and (c) retroactive price reductions.

                                  ARTICLE II

                               GRANT OF LICENSE
                               ----------------

          2.01   Grant of License. For the purposes of this Agreement and
                 ----------------
subject to the reservations contained in Section 2.02 hereof, the Company hereby grants to Amgen a sole and exclusive license to all G-CSF Technology to (i) use, modify and improve the G-CSF Technology, and (ii) develop, make, have made, sell and use G-CSF Products within the Territory.

          2.02   Rights to Sublicense.
                 --------------------

     With the prior written consent of Company, which consent shall not be unreasonably withheld, Amgen shall have the right to sublicense any of the rights granted to it under this Agreement; provided, however, that any such sublicensee of Amgen shall undertake in writing to be bound by the provisions of
Section 3.02 hereof to the same extent Amgen is bound. Amgen shall notify the Company of the identity of each sublicensee to whom a sublicense is granted and provide the Company a true copy of such sublicense. In the event that the license granted to Amgen hereunder is terminated at any time in accordance with
Article VII, and the Company shall not be in default under Section 7.03, the Company shall have the option to terminate or to have Amgen assign to the Company, retroactive to the date of such termination, any sublicenses granted hereunder by Amgen. Amgen shall include, in all its sublicenses granted hereunder provisions for such termination and assignment.


                                  ARTICLE III

                                  DISCLOSURE
                                  ----------

          3.01 Disclosure.
               ----------

                  (a) The Company shall, in accordance with the Shareholders' Agreement, reasonably disclose and deliver to Amgen all G-CSF Technology in sufficient detail to permit Amgen to employ such data for the purposes provided herein.

                  (b) Amgen shall have the right to attend and participate in the Company's technical meetings, conduct plant visits at reasonable intervals and receive information concerning the G-CSF Technology. Amgen shall be provided with reasonable notice of the time and place of such meetings.

                  3.02 Confidentiality.
                       ---------------

                       (a) Any secret or confidential G-CSF Technology which is disclosed to Amgen pursuant to this Agreement or the Shareholders' Agreement, shall be designated as confidential information in the following manner:

                             (i)    If the disclosure is in written form, by
prominently marking or stamping each document containing such information with a notice indicating the confidential and proprietary nature of the information; and
                             (ii)   If the disclosure is in oral form, by orally
stating at the time of such disclosure that the information disclosed is confidential and proprietary and by delivering to Amgen within fifteen (15) days of the oral disclosure written notice confirming the confidential and proprietary nature of the information.

                       (b) Except to the extent expressly authorized by this Agreement, the Shareholders' Agreement, or by another prior written consent of the Company, for the term of this Agreement and thereafter, Amgen shall keep completely confidential and shall not publish or otherwise disclose to others and shall not use any secret or confidential G-CSF Technology disclosed or provided to Amgen by the Company. For the purposes of this

Agreement, G-CSF Technology shall be deemed not secret or confidential to the extent, and only to the extent, that it:

                             (i)    was known to Amgen at the time of its
     disclosure and not otherwise subject to an obligation of Amgen to keep such information confidential;

                             (ii) was generally available to the public or was otherwise part of the public domain at the time of its disclosure:

                             (iii) became generally available to the public or became otherwise part of the public domain after its disclosure and other than through any act or omission of Amgen in breach of this Agreement; or

                             (iv)   became known to Amgen after its disclosure
(A) from a source other than the Company (including from independent development by Amgen), (B) other than from a third party who had an obligation to the Company not to disclose such information to others, and (C) other than under an obligation of confidentiality. Amgen may disclose any G-CSF Technology to the extent such disclosure or delivery is necessary for Amgen to comply with laws or regulations, or to make, use or sell under any license granted hereunder by the Company or to sublicense others to do so; provided, that Amgen shall give the Company reasonable advance notice of such proposed disclosure or delivery, shall use its best efforts to secure confidential treatment of the

G-CSF Technology to be disclosed and shall advise the Company in writing of the manner in which that was done.

               (c)    The obligation of confidentiality imposed by this Section
3.02 shall survive termination of this Agreement for any reason whatsoever.


                                  ARTICLE IV

                                    ROYALTY
                                    -------

          4.01 Royalty. Amgen shall pay to the Company a royalty, at the
               -------
applicable rate hereinafter specified, on G-CSF Products which are sold by Amgen, any of its Subsidiaries or sublicensees in the Territory pursuant to this Agreement. Such royalty rate shall be applied to the Sales Value of such G-CSF Products. The maximum royalty rate applicable to G-CSF Products shall be five percent (5%) to as low as zero percent (0%) of the Sales Value of G-CSF Products.

           4.02 Sales to Subsidiaries. No royalties shall be payable in respect
                ---------------------
of any sale of G-CSF Products as between Amgen and any Subsidiary.

           4.03 Payment of Royalties to Sloan-Kettering Cancer Center. Pursuant
                -----------------------------------------------------
to that certain Agreement by and between Amgen and Sloan-Kettering Cancer Center ("S-K") dated February 12, 1986, certain royalties are to be paid to S-K with respect to sales of G-CSF Products. The parties hereto confirm their prior agreement that Company shall bear and assume responsibility for the payments of any and all royalties due S-K for sales of G-CSF Products in the United States pursuant to the S-K/Amgen Agreement; provided, however, that Amgen shall bear and assume responsibility for any and all such royalties in excess of five percent (5%).

                 4.04 Records. Amgen shall keep full, complete and accurate
                      -------
records with regard to the sale of G-CSF Products sufficient to enable the Company to verify the accuracy of the statements required by Section 4.05(a) hereof. The Company shall have the right through its accredited outside auditing representatives to make an examination and audit, during normal business hours, not more frequently than annually, of all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to it under this Agreement. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary, appearing on checks or otherwise, unless such statement appears in a letter, signed by the party having such right and delivered to the other party, expressly waiving such right.

                 4.05 Terms of Accounting.
                      -------------------

                      (a) Within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period within which is made the first sale of G-CSF Products by Amgen, Amgen shall furnish to the Company a statement, in form acceptable to the Company, certified by a responsible official of Amgen showing all G-CSF Products sold during such semiannual period, the Sales Value of such G-CSF Products and the amount of royalty payable thereon (or if no G-CSF Products have been so sold, showing that fact).

                      (b) Within such sixty (60) days Amgen shall, irrespective of its own business and accounting methods, pay to the Company the royalties payable for such semiannual period.

                      (c) Amgen shall furnish whatever additional information the Company may reasonable prescribe from time to time to enable the Company to ascertain which G-CSF Products sold by Amgen or any of its Subsidiaries or sublicensees permitted under this Agreement are subject to the payment of royalty to the Company, and the amount of royalty payable thereon.

                 4.06 Late Payments. Royalty payments provided for in this
                      -------------
Agreement shall, when overdue, be subject to a late payment charge calculated at an annual rate of one percent (1%) over the prime rate in effect when the payment was due which had been publicly announced by Security Pacific National Bank, Los Angeles, California; provided, however, that if the amount of such late payment charge exceeds the maximum permitted by law for such charge, such charge shall be reduced to such maximum amount.

                  4.07 Payments. Payment to the Company shall be made in United
                       --------
States dollars.

                  4.08 Taxes. Amgen shall bear all taxes, however designated,
                       -----
imposed as a result of the existence or operation of this Agreement, including, but not limited to, any tax on or measured by, any payment or receipt of payment hereunder, any registration tax, any tax imposed with respect to the granting or transfer of licenses or other rights or considerations hereunder, and any tax which Amgen is required to withhold or deduct from payments to the Company, except any such tax imposed upon the Company by any governmental entity within or without the United States.

                                   ARTICLE V

                              PATENT APPLICATIONS
                              -------------------

                 5.01 Patent Applications. Amgen shall pay the reasonable costs
                      -------------------
 and expenses (including attorney's fees) incurred to file, prosecute and maintain in force any patent applications or patents of the G-CSF Technology which Amgen shall reasonably require the Company to file, prosecute or maintain in the Territory.

                                  ARTICLE VI

                      PATENT AND TRADE SECRET ENFORCEMENT
                      -----------------------------------

                 6.01 Enforcement. Subject to Section 6.03 hereof, Amgen shall
                      -----------
have the right, but not the obligation, to bring, defend and maintain any appropriate suit or action involving infringement of any patent or copyright, misappropriation of any trade secret or interference with any other intellectual property right relating to the G-CSF Technology that Amgen shall have obtained pursuant to this Agreement.

                 6.02 Infringements. Subject to Section 6.03 hereof, Amgen shall
                      -------------
have the right, but not the obligation, to bring, defend and maintain any appropriate suit or action involving infringement of any patent of the G-CSF Technology covering only the making, use or sale of G-CSF Products. If Amgen finds it necessary to join the Company in such suit or action, the Company shall execute all papers and perform such other acts as may be reasonably required and may, at its option, be represented by counsel of its choice. Amgen shall pay to the Company its reasonable expenses (excluding its attorney's fees) in connection with any such suit or action. Should Amgen lack standing to bring any such action then Amgen may cause the Company to do so upon first undertaking to indemnify and hold the Company harmless (to the extent permissible by law) from all consequent liability and to promptly reimburse all reasonable expenses (including attorney fees) stemming therefrom. Any amount recovered in any such action or suit, whether by judgment or settlement, shall be paid to or retained entirely by Amgen.

                 6.03 Maintenance of Action. Amgen shall notify the Company of
                      ---------------------
any material infringement of any patent regarding G-CSF Technology covering the making, use or sale of G-CSF Products and shall provide the Company with any available evidence of such infringement. The Company and Amgen shall consult with each other as to the best manner in which to proceed. The Company shall have the first right, but no obligation, to bring or defend any suit or action on any claim involving such infringement of any such patent of the G-CSF Technology on such terms relating to reimbursement of associated costs and expenses as shall be agreed to. If the Company finds it necessary or desirable to join Amgen in such suit or action, Amgen shall execute all papers and perform such other acts as may be reasonably required to do so and may, at its option, be represented by counsel of its choice unless the Company and Amgen otherwise agree, any amount recovered in any such action, whether by judgment or settlement, after payment to the Company of such reasonable costs and expenses (excluding attorney's fees), shall be paid to or retained by Amgen. In the event the Company fails to take action with respect to such infringement within a reasonable period, no less than six (6) months, following receipt of such notice and evidence, Amgen shall have the right to bring, defend and maintain any appropriate suit or action involving such infringement. If Amgen finds it necessary to join the Company in such suit or action, the Company shall execute all papers and perform such other acts as may be reasonably required and may, at its option, be represented by counsel of its choice. Amgen shall pay to the Company the reasonable expenses of the Company (excluding attorney's fees) in connection with any such suit or action. Any amount recovered in any such action or suit, whether by judgment or settlement, after payment to the Company of such reasonable costs and expenses (excluding attorney's fees), shall be paid to or retained entirely by Amgen.

                                  ARTICLE VII

                             TERM AND TERMINATION
                             --------------------

                 7.01 Term. This Agreement shall remain in effect until the
                      ----
parties mutually agree in writing to terminate said Agreement, or unless earlier terminated pursuant to Section 7.03 hereof.

                 7.02 Effective Date. This Agreement (including the license and
                      --------------
rights granted under Sections 2.01 and 2.02 hereof) shall come into effect as of the effective date hereof and shall remain in full force and effect until the earlier of (a) the liquidation or dissolution of the Company other than in connection with a continuation of the business of the Company in some other legal form, or (b) termination pursuant to Section 7.03 hereof.

                 7.03 Default. In the event that a Party (the "Defaulting
                      -------
Party") shall (a) fail to make any payment hereunder when and as due, or otherwise default in its obligations hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by notice from another Party, (b) become bankrupt or insolvent, or file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankruptcy, (c) go or be placed in a process of complete liquidation other than in connection with a continuation of the business of the Company in some other legal form, or (d) suffer the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty (60) days after his appointment, then, and in any such event, any other Party, at its option, may terminate its obligations to and the rights of the Defaulting Party under this Agreement upon ten (10) days' written notice to the Defaulting Party, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

          7.04 Survival. Notwithstanding the termination of a Party's
               --------
obligations to or the rights of the Defaulting Party under this Agreement in accordance with the provisions of Section 7.03, Section 3.02 and Article VII hereof, shall survive such termination and continue in full force and effect for an indefinite term. Upon termination of this Agreement for any reason, and without limitation of other remedies, Amgen shall immediately return to the Company (to the extent such return is technically feasible) all G-CSF Technology in the possession of Amgen or its Subsidiaries, or of which Amgen shall have the right to regain possession or, at the sole election of the Company, shall destroy such G-CSF Technology (to the extent technically feasible).

                                 ARTICLE VIII

                                 INFRINGEMENTS
                                 -------------

                 8.01 Infringements. In the event that Amgen is charged with
                      -------------
infringement or unauthorized use of the alleged patent rights or proprietary rights of others by reason of the exploitation by Amgen of G-CSF Technology or any component thereof, then the Company shall indemnify and hold Amgen harmless from such claim to the full extent of any damage recovery with respect to such claim and legal costs incurred in Amgen's defense.

                                  ARTICLE IX

                            CONSENTS AND APPROVALS
                            ----------------------

                  9.01 Best Efforts. The parties hereto shall use their best
                       ------------
efforts to obtain as soon as practicable any and all consents, approvals, orders or authorizations required to be obtained from any governmental authority with respect to the provisions hereof.

                                   ARTICLE X

                                    NOTICE
                                    ------

                 10.01 Notices. All notices, requests, demands and other
                       -------
communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third
(3rd) day following the date of such sending):

 "Amgen"                                    Amgen Inc.
                                            1900 Oak Terrace Lane
                                            Thousand Oaks, CA 91320
                                            U.S.A.
                                            Telex No. 499-9315 (AMGEN)
                                            Attn: Corporate Secretary

 With a copy to:                            Cooley, Godward, Castro,
                                            Huddleson & Tatum
                                            Five Palo Alto Square, 4th Floor
                                            Palo Alto, CA 94306
                                            U.S.A.
                                            Telex No. 910-372-7370 Cooley SFO
                                            Attn: Alan C. Mendelson, Esq.

"Company"                                   Kirin-Amgen, Inc
                                            1900 Oak Terrace Lane
                                            Thousand Oaks, CA 91320
                                            U.S.A.
                            _               Telex No. 4994440 (AMGEN)
                                            Attn: Corporate Secretary

With a copy to:                             Pettit & Martin
                                            355 South Grand Avenue
                                            Thirty-Third Floor
                                            Los Angeles, CA 90071
                                            Telex No. 181025 PEMLAW LSA
                                            Attn: Joel S. Marcus, Esq.

Any party by giving notice to the others in the manner provided above may change such party's address for purposes of this Section 10.01.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

                  11.01 Entire Agreement. This Agreement, together with the
                        ----------------
other written agreements between the parties hereto which are referenced in the Shareholders' Agreement, set forth the entire agreement of the parties with respect to the subject matter hereof any may not be modified except by a writing signed by authorized representatives of the parties hereto. To the extent that there may be conflicts or inconsistencies between the provisions of this Agreement and those contained in the Shareholders' Agreement, the provisions of the Shareholders' Agreement shall prevail and govern interpretation.

                  11.02 Headings. Article and section headings in this Agreement
                        --------
are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  11.03 Execution in Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

                  11.04 force Majeure. It is agreed that each of the parties
                        -------------
hereto is excused from performing such acts as are required hereunder as may be prevented by or whose purpose is frustrated by Force Majeure. The party so affected shall give notice to the other party in writing promptly and thereupon shall be excused from such of its obligations hereunder as it is unable to perform on account of the Force Majeure throughout the duration thereof plus a period of thirty (30) days.

                  11.05 Applicable Law. This Agreement shall be governed by and
                        --------------
construed in accordance with the internal laws, and not the law of conflicts, of the State of California applicable to agreements made and to be performed in such state.

                  11.06 Assignment on Written Consent. This Agreement shall be
                        -----------------------------
binding upon and inure to the benefit of the Company and Amgen and their respective successors and assigns to the extent it is assignable. This Agreement may not be assigned in whole or in part by Amgen, except with the prior written consent of the Company.

                  11.07 Severability. In the event any one or more of the
                        ------------
provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and/or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In such event, such invalid provision or provisions shall be validly reformed to as nearly approximate the intent of the parties as possible and if unreformable, shall be severed and deleted from this Agreement.

                  11.08 No Waiver. No failure or delay on the part of either
                        ---------
party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or the remedies provided by law.

                  11.09 Trademarks and Tradenames. The Company grants no rights
                        -------------------------
to Amgen in any trademarks or tradenames of the Company or of any of its respective subsidiaries or affiliated companies.

                  11.10 Indemnity. Amgen hereby (a) releases the Company from
                        ---------
any obligation to defend indemnify or save Amgen and its agents and employees harmless from and (b) agrees to defend, indemnify and save the Company harmless from any and all cost, expenses (including attorneys' fees), liabilities, damages and claims for any injury or death to persons or damage to or destruction of property, or other loss, arising out of or in connection with any product made, used or sold by Amgen or the use by Amgen of any G-CSF Technology furnished pursuant to any provision hereunder, or otherwise arising out of or related to the performance of this Agreement.

                  11.11 Other Agreements. Any other provision of this Agreement
                        ----------------
notwithstanding, nothing in this Agreement shall obligate the Company to disclose to Amgen any information or to make available to the Amgen any materials in violation of any obligation of secrecy or a limitation of use imposed by a third party from whom such information or material shall have been received.

                  11.12 Remedies. No right, power or remedy herein conferred
                        --------
upon or reserved to any party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of any party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and shall be in addition to every other right, power or remedy pursuant to this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by any party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any party of any or all such other rights, powers or remedies.

                  11.13 Attorneys' Fees and Costs. In the event of any action at
                        -------------------------
law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation shall pay to the successful party or parties all costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party or parties; and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees.

                  11.14 Number and Gender. Words in the singular shall include
                        -----------------
the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

                  11.15 Agreement to Perform Necessary Acts. Each party agrees
                        -----------------------------------
to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement.

                  11.16 Representations. Each of the parties hereto acknowledges
                        ---------------
and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (iii)that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding on them as of the date first above written.

                                        KIRIN-AMGEN, INC., a
                                        California corporation

                                        By /s/ Y. Yamamoto
                                                  Its --------
                                          -------------------------

                                                                       "Company"



                                        AMGEN INC., a Delaware corporation


                                        By /s/ George B. Rathmann
                                          --------------------------
                                          -------- Its
                                                                        "Amgen"

Amino acids [23-30] Lys Ile Gln Gly Asp Gly Ala Ala mRNA AAG AUC CAG GGC GAU GGC GCA GCG

         Probes [24-23 mers  TTC TAC GTC CCT CTA CCT GGT CG

B -12     -10

ELU TRP HIS SER ALA LEU TRP THR VAL GLN GLU ALA THR PRO LEU
CIG TGG CAC AGI GIA CIC TGG ACR GIG CAG GAA GCC ACC CCC CIG

10

ALY PRO ALA SER SER LEU PRO GLN SER PHE LEU LEU LYS CYS LEU
GGC CCT GCC AGC TCC CTG CCC CAG AGC TTC CTG CTC AAG TGC TTA

20                           30                            phe
ALU GLN VAL ARG LYS ILE GLN GLY ASP GLY ALA ALA LEU GLN GLN
GAG CAA GTG AGG AAG ATC CAG GGC GAT GGC GCA GCG CTC CAG GAG

       gly

LYS LEU CYS ALA THR TYR LYS LEU CYS HIS PRO GLU GLU LEU VAL
AAG CTG TGT GCC ACC TAC AAG CTG TGT CAC CCC GAG GAG CTG GTG

50                                                 60
LEU LEU GLY HIS SER LEU GLY ILE PRO TRP ALA PRO LEU SER SER
CTG CTC GGA CAC TCT CTG GGC ATC CCC TGG GCT CCC CTG AGC AGC

                     70

CYS PRO SER GLN ALA LEU GLN LEU ALA GLY CYS LEU SER GLN LEU
TGC CCC AGC CAG GCC CTG CAG CTG GCA GGC TGC TTG AGC CAA CTC

80                                         90
HIS SER GLY LEU PHE LEU TYR GLN GLY LEU LEU GLN ALA LEU GLN
CAT AGC GGC CTT TTC CTC TAC CAG GGG CTC CTG CAG GCC CTG GAA

                                   100

GLY ILE SER PRO GLU LEU GLY PRO THR LEU ASP THR LEU GLN LEU
GGG ATC TCC CCC GAG TTG GGT CCC ACC TTG GAC ACA CTG CAG CTG

110                                     120
ASP VAL ALA ASP PHE ALA THR THR ILE TRP GLN GLN MET GLU GLU
GAC GTC GCC GAC TTT GCC ACC ACC ATC TGG CAG CAG ATG GAA GAA

                130

LEU GLY MET ALA PRO ALA LEU GLN PRO THR GLN GLY ALA MET PRO
CTG GGA ATG GCC CCT GCC CTG CAG CCC ACC CAG GGT GCC ATG CCG

    140                             150
ALA PHE ALA SER ALA PHE GLN ARG ARG ALA GLY GLY VAL LEU VAL
GCC TTC GCC TCT GCT TTC CAG CGC CGG GCA GGA GGG GTC CTG GTT

                               160
ALA SER HIS LEU GLN SER PHE LEU GLU VAL SER TYR ARG VAL LEU
GCC TCC CAT CTG CAG AGC TTC CTG GAG GTG TCG TAC CGC GTT CTA

     170            174
ARG HIS LEU ALA GLN PRO OP
CGC CAC CTT GCC CAG CCC TGA  GCCAAGCCCTCCCCATCCCATGTATTTATCT




                            tsa          (pound)              1, c
 CTATTTAATATTTATGTCTATTTAAGCCTCATATTTAAAGACAGGGAAGAGCAGAACGG
 AGCCCCAGGCCTCTGTGTCCTTCCCTGCATTTCTGAGTTTCATTCTCCTGCCTGTAGCA
 GTGAGAAAAAGCTCCTGTCCTCCCATCCCCTGGACTGGGAGGTAGATAGGTAAATACCA
 AGTATTTATTACTATGACTGCTCCCCAGCCCTGGCTCTGCAATGGGCACTGGGATGAGC
 CGCTGTGAGCCCCTGGTCCTGAGGGTCCCCACCTGGGACCCTTGAGAGTATCAGGTCTC
 CCACGTGGGAGACAAGAAATCCCTGTTTAATATTTAAACAGCAGTGTTCCCCATCTGGG
 TCCTTGCACCCCTCACTCTGGCCTCAGCCGACTGCACAGCGGCCCCTGCATCCCCTTGG
 CTGTGAGGCCCCTGGACAAGCAGAGGTGGCCAGAGCTGGGAGGCATGGCCCTGGGGTCC
 CACGAATTTGCTGGGGAATCTCGTTTTTCTTCTTAAGACTTTTGGGACATGGTTTGACT
 CCCGAACATCACCGACGTGTCTCCTGTTTTTCTGGGTGGCCTCGGGACACCTGCCCTGC
 CCCCACGAGGGTCAGGACTGTGACTCTTTTTAGGGCTAGGCAGGTGCCTGGACATTTGC
 CTTGCTGGACGGGGACTGGGGATGTGGGAGGGAGCAGACAGGAGGAATCATGTCAGGCC
 TGTGTGTGAAAGGAAGCTCCACTGTCACCCTCCACCTCTTCACCCCCCACTCACCAGTG
 TCCCCTCCACTGTCACATTGTAACTGAACTTCAGGATAATAAAGTGTTTGCCTCCAA
 EXHIBIT "A"

                                      -22-